Exhibit 4.44

Power of Attorney

Shareholder: Gang Huang (“Pledgor”)

Attorney-in-fact: Beijing Ambow Shengying Education Technology Co., Ltd. (“Ambow Shengying”)

In accordance with the Share Pledge Agreement executed by Gang Huang on October 14, 2015(“Pledge Agreement”), by executing this power of attorney (the “POA”), the Pledgor hereby appoints Ambow Shengying as his attorney-in-fact (“Attorney-in-fact”) to (i) attend the shareholder meetings of Beijing Ambow Zhixin Education and Technology Co., Ltd. (“Ambow Zhixin”) and exercise all voting rights to which the Pledgor is entitled as a shareholder of Ambow Zhixin, including without limitation selling, transferring, pledging, or disposing of all or any part of the Pledgor’s equity interest; (ii) sign any resolutions adopted by the Board of Ambow Zhixin and any other documents requiring to be signed by the shareholders of Ambow Zhixin; and (iii) nominate and appoint the legal representative, executive director and/or director, supervisor, general manager and other senior management personnel of Ambow Zhixin as the Pledgor’s authorized representative.

The Attorney-in-fact shall act in good faith for the purpose of maximizing the value of the Pledged Equity (as defined in the Pledge Agreement), and its acts shall be in compliance with applicable Chinese laws and regulations in all respects. Any act performed by and any document executed by the Attorney-in-fact hereunder shall be deemed the act performed by or the document executed by the Pledgor.

This POA shall come into effect upon the date of execution. Unless terminated as agreed, this POA shall be irrevocable and remain effective during the Term of Pledge (as defined in the Pledge Agreement).

By:	/s/
Gang Huang

Date: October 14, 2015

Power of Attorney

Shareholder: Xuejun Xie (“Pledgor”)

Attorney-in-fact: Beijing Ambow Shengying Education Technology Co., Ltd. (“Ambow Shengying”)

In accordance with the Share Pledge Agreement executed by Gang Huang on October 14, 2015(“Pledge Agreement”), by executing this power of attorney (the “POA”), the Pledgor hereby appoints Ambow Shengying as his attorney-in-fact (“Attorney-in-fact”) to (i) attend the shareholder meetings of Beijing Ambow Zhixin Education and Technology Co., Ltd. (“Ambow Zhixin”) and exercise all voting rights to which the Pledgor is entitled as a shareholder of Ambow Zhixin, including without limitation selling, transferring, pledging, or disposing of all or any part of the Pledgor’s equity interest; (ii) sign any resolutions adopted by the Board of Ambow Zhixin and any other documents requiring to be signed by the shareholders of Ambow Zhixin; and (iii) nominate and appoint the legal representative, executive director and/or director, supervisor, general manager and other senior management personnel of Ambow Zhixin as the Pledgor’s authorized representative.

The Attorney-in-fact shall act in good faith for the purpose of maximizing the value of the Pledged Equity (as defined in the Pledge Agreement), and its acts shall be in compliance with applicable Chinese laws and regulations in all respects. Any act performed by and any document executed by the Attorney-in-fact hereunder shall be deemed the act performed by or the document executed by the Pledgor.

This POA shall come into effect upon the date of execution. Unless terminated as agreed, this POA shall be irrevocable and remain effective during the Term of Pledge (as defined in the Pledge Agreement).

By:	/s/
Xuejun Xie

Date: October 14, 2015